FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2007

Score One, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26717	88-0409164
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Services-Management
Consulting Services
0001090062	8742
(Central Index Key)	(Standard Industrial Classification)

Level 25, Bank of China Tower, 1 Garden Road, Central, Hong Kong SAR
(Address of principal executive offices, including zip code)

   +852 3105 5063
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On this Form 8-K current report, the registrant, Score One, Inc., is hereinafter referred as "we", or "Company", or "SREA".

On November 12, 2007, one of our major shareholders, Team Allied Profits, Ltd. ("Selling Shareholder" or "Seller") entered a share purchase agreement ("Agreement") with Zhenping Wang, Bin Yang, Hoi-ho Kiu and Xiaogang Tang ("Purchasers"). Under the terms of this Agreement, Team Allied Profits, Ltd. transfers 30,000,000 shares of SREA's common stocks ("SREA shares") it owned to Zhenping Wang, Bin Yang, Hoi-ho Kiu and Xiaogang Tang at the price of US $ 0.012 per share.

As the result of this share transfer transaction, the Purchaser Zhenping Wang acquires in total 10,500,000 shares of SREA's common stocks, Bin Yang acquires in total 13,000,000 shares of SREA's common stocks, Hoi-ho Kiu acquires 6,000,000 shares of SREA's common stocks, and Xiaogang Tang acquires in total 500,000 shares of SREA's common stocks. The Seller, Team Applied Profits, Ltd., owns 0 share of SREA's common stocks after the consummation of this transaction.

Since the Seller of the aforementioned SREA shares in this transaction is the Company's shareholder and the transaction doesn't involve any issuance of new stock, the Company does not receive any proceed or consideration for the SREA shares exchanged.

None of the Purchasers is a U.S Person, as such term is defined in Rule 902(k) of Regulation S, or located within the United States. This transaction is between non-U.S. Persons and takes place outside of the United States. Therefore, this transaction is exempt from registration under the Securities Act of 1933 in reliance upon the exemption from registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

The SREA shares acquired by the Purchasers pursuant to this Agreement are "restricted shares" which have not been registered with SEC and the resale of which must be made in accordance with Regulation S, Rule 144, registration requirements of the Securities Act of 1933 or an available exemption.

Item 3.02 Unregistered Sales of Equity Securities

As described above in Item 1.01, pursuant to the Share Purchase Agreement, the Purchaser Zhenping Wang acquires in total 10,500,000 shares of SREA's common stocks, Bin Yang acquired in total 13,000,000 shares of SREA's common stocks, Hoi-ho Kiu acquired 6,000,000 shares of SREA's common stocks, and Xiaogang Tang acquires in total 500,000 shares of SREA's common stocks. The Seller, Team Applied Profits, Ltd., owns 0 share of SREA's common stocks after the consummation of this transaction.

Since the Seller of the aforementioned SREA shares in this transaction is the Company's shareholder and the transaction doesn't involve any issuance of new stock, the Company does not receive any proceed or consideration for the SREA shares exchanged.

None of the Purchasers is a U.S Person, as such term is defined in Rule 902(k) of Regulation S, or located within the United States. This transaction is between non-U.S. Persons and takes place outside of the United States. Therefore, this transaction is exempt from registration under the Securities Act of 1933 in reliance upon the exemption from registration pursuant to Regulation S of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

The SREA shares acquired by the Purchasers pursuant to this Agreement are "restricted shares" which have not been registered with SEC and the resale of which must be made in accordance with Regulation S, Rule 144, the registration requirements of the Securities Act of 1933 or an available exemption.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Score One, Inc.

Date: November 12, 2007	/s/Hoi-ho Kiu
Hoi-ho Kiu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement